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                                                                    Exhibit 11.1

                             Level 8 Systems, Inc.
           Statement Regarding the Computation of Earnings Per Share
                    (in thousands, except per share amount)

                                                                                     For the Years ended
                                                                                         December 31,
                                                                          1999               1998           1997
                                                                       -----------        -----------    -----------
Net income (loss) (numerator)
     Continuing operations                                              $ (15,477)         $ (23,688)       $   1,036
     Discontinued operations                                                   --             (1,368)              53
                                                                       -----------        -----------      -----------
                                                                        $ (15,477)         $ (25,056)       $   1,089
                                                                       ===========        ===========      ===========

Net income (loss) per common share - basic

     Weighted average shares outstanding (denominator)                      8,918              7,552            6,992

Per share amount
     Continuing operations                                              $   (1.78)         $   (3.14)       $    0.15
     Discontinued operations                                                   --              (0.18)            0.01
                                                                       -----------        -----------      -----------

Total                                                                   $   (1.78)         $   (3.32)       $    0.16
                                                                       ===========        ===========      ===========

Net income (loss) per common share - assuming dilution

     Weighted average shares outstanding - basic                            8,918              7,552            6,992
     Option and warrants                                                       --                 --              569
                                                                       -----------        -----------      -----------

          Total assuming dilution (denominator)                             8,918              7,552            7,561

Per share amount
     Continuing operations                                              $   (1.78)         $   (3.14)       $    0.13
     Discontinued operations                                                   --              (0.18)            0.01
                                                                       -----------        -----------      -----------

Total                                                                   $   (1.78)         $   (3.32)       $    0.14
                                                                       ===========        ===========      ===========

     In 1998, options and warrants to purchase shares of common stock were outstanding and not included in the computation of per share amounts assuming dilution. In 1999, preferred stock and options and warrants to purchase common stock were outstanding and not included in the computation of per share amounts assuming dilution.

                                                                                     For the Year ended
                                                                                         December 31,
                                                                          1999               1998            1997
                                                                       -----------        -----------    -----------
Anti-dilutive shares due to loss                                          7,217              2,612             --